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                                                                     EXHIBIT 21

                           SUBSIDIARIES OF REGISTRANT


COMPANY                                                                         JURISDICTION / STATE
-------                                                                         OF INCORPORATION
                                                                                -------------------
Team, Inc.......................................................................      Texas

       Leak Repairs, Inc........................................................      Delaware

       Team Environmental Services, Inc.........................................      Texas

       Team Industrial Services, Inc. (formerly Team Environmental
              Services, Inc)....................................................      Texas

              TeamCam Limited...................................................      Trinidad, West Indies

       Team Industrial Services, Ltd............................................      United Kingdom

       Teaminc Europe...........................................................      The Netherlands

       Teco Manufacturing, Inc..................................................      Texas

       Pipe Repairs, Inc. (formerly Paisano, Inc.)..............................      Texas

       Hellums Services, Inc....................................................      Texas

              Beacon Services, Inc..............................................      Texas

       Composite Pole Repair, Inc...............................................      Texas

       First America Capital Corporation........................................      Texas

              Portales 801, Inc.................................................      Texas

              Pensacola 801, Inc................................................      Texas

              Ft. Bragg 801, Inc................................................      Texas

              Ft. Stewart 801, Inc..............................................      Texas

       First America Development Corporation....................................      Texas

       USA Public Services, Inc.
              (formerly Infrastructure Services, Inc.)..........................      Texas

       USA Maintenance and Repair Services, Inc.
              (formerly Universal Services Co., Inc)............................      Texas

              USA Federal Services, Inc.
                    (formerly Universal Federal Services, Inc)..................      Texas

              USA Water Consulting Services, Inc.
                    (formerly Water Company of America).........................      Texas

       USA Gunite Services, Inc.
              (formerly General Gunite & Construction Co., Inc.)................      Alabama

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EXHIBIT 21 (continued)

Following is a list of the Company's subsidiaries which are also operating under assumed names:

Team Industrial Services, Inc. in the State of Texas and Harris County:
       d/b/a Marbo
       d/b/a Team Environmental Services
       d/b/a Leak Repairs

USA Maintenance and Repairs Services, Inc. (formerly Universal Services Co.,
Inc.)
In the State of Florida:
       d/b/a Infrastructure Services, Inc.
       d/b/a Mariner Village Maintenance Co.